TRANSFER AGENCY SERVICE AGREEMENT

Schedule A

FUNDS TO BE SERVICED

Jacobs & Company Mutual Fund

Abacus Value Fund

The Rational Investor Fund

The Biondo Fund

Critical Math Fund

The Gaming and Casino Fund

Contrarian Valueline Fund

Momentum/Dynamic ETF

Arrow DWA Balanced Fund

Autopilot Managed Growth Fund

Changing Parameters Fund

This schedule was amended on December 19, 2005 to add The Biondo and Critical Math Funds.

This schedule was amended on March 6, 2006 to add The Gaming and Casino Fund.

This schedule was amended on March 23, 2006 to add the Biltmore Enhanced Index Fund, Biltmore Contrarian Momentum Fund and Biltmore Momentum/Dynamic ETF Fund.

This schedule was amended on June 22, 2006 to add Arrow DWA Balanced Fund, Autopilot Managed Growth Fund and Changing Parameters Fund.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-10

CHANGING PARAMETERS FUND

FEES AND EXPENSES

For the services rendered by GFS, in its capacity as transfer agent, the Trust shall pay to GFS, on behalf of the Fund listed on Schedule A, the following transfer agent fees, out-of-pocket expenses, activity charges, and special reports charges, which shall be billed to the Trust monthly:

TRANSFER AGENT FEES

1.     DATA CONVERSION FEE FROM PREVIOUS TRANSFER AGENT: No Charge.

2.     SERVICE FEE:  (The following fees will remain in place for a period of 3 years.)

The greater of the annual minimum or the per account charges:

Annual Minimum: $15,000 per class, or:

Per Account Charges: $14.00 annual fee per account

Monthly Calculation:  The greater of the Monthly Minimum Fee or the number of shareholder accounts multiplied by $14.00 ($1,250 per month per fund /class for the monthly minimum).

20% discount of service fees in first year

15% discount of service fees in second year

10% discount of all future years

The Trust shall reimburse GFS for all out-of-pocket expenses, including but not limited to the following:

o  Telephone and Toll Free Lines

o  Printing Fund Documents

o  Bank Fees

o  NSCC Charges

o  Postage

o  Pre and Post Sale Fulfillment

o  Proxy Services

o  Travel Requested by the Trust

o  Tax Reporting

o  Record Storage

o  Fund Stationery and Supplies

o  Pro rata portion of annual SAS 70 review

o  All other out-of-pocket expenses incurred on behalf of the Trust

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-10

CHANGING PARAMTERS FUND

FEES AND EXPENSES

Out-of-pocket expenses incurred by GFS in the performance of its services will be billed as incurred.  Additional transaction charges may be incurred on transfer agency services.  Preferred client discount is not applied to out-of-pocket or transaction charges.

3.     4.   DATA DE-CONVERSION FEE:

A one-time Data De-Conversion fee of $10,000 shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds.  No fee shall be payable upon a cancellation or termination by GFS.

4.    ACTIVITY CHARGES

GENERAL ACTIVITY CHARGES:

o  24 Hour Automated Voice Response:

a)     Initial set-up (one-time) charge:                            $750.00 per fund

b)    Monthly charge                                                       $50.00 per fund

o  Customer Service Calls:                                          $2.50 per call

o  Manual Transactions:                                            $1.00 per transaction

o  New Account Opening: (manual)                         $2.50 per account

o  New Account Opening: (electronic)                     $0.40 per account

o  Incoming IRA Transfer from prior custodian:     $25.00

o  IRA Transfer to successor custodian:                  $25.00

Bank Charges (Pass Through Charges):

Annual Charge for maintaining a DDA Account.

Transfer Agency wire from mutual funds DDA Accounts to Custodian Bank.

Bank charges are subject to change since they are a pass through charge from a bank, which is a separate institution from Gemini Fund Services.

All Closed accounts will be invoiced $ 2.00 per account on an annual basis.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-10

CHANGING PARAMETERS FUND

FEES AND EXPENSES

5. WEB PACKAGES:

BASIC WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

•      Fund Administrator

•      Broker/Dealer

•      Broker/Dealer Branch

•      Registered Representative

•      Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

•      Portfolio Summary

•      Account Position

•      Transaction History

•      General Account Information

Online Transactions (Must have this reflected in their prospectus to offer this functionality)

•      Exchanges

•      Purchases

•      Redemptions

Account Maintenance

•      Change of Shareholder Information

o  Address

o  Phone Number

o  Email Address

Online Statement Access

•      Quarterly Statements and Confirms

•      Electronic Delivery (Should have this reflected in their prospectus and application to offer this functionality)

o  Statements

o  Confirms

o  Regulatory Mailings

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-10

CHANGING PARAMETERS FUND

FEES AND EXPENSES

Gemini Reporting Services

•      Next Generation Secure Web-Based Report Delivery Vehicle

•      Allows For Direct Request Or Subscription Based Delivery

•      Reports Available In Multiple Formats (PDF, Excel, XML, CSV)

PREMIUM WEB PACKAGE

Performance Web Page

•      Comprehensive performance report hosted by GFS

o  Fund performance updated daily each night

o  Up to 20 indexes available

o  Customizable Look And Feel (Logo And Color Scheme)

Holdings web page

•      Fund holding updated periodically to meet fund disclosure rules hosted by GFS

o  Fund holding updated periodically to meet fund disclosure rules

o  Top ten report available

o  Customizable Look And Feel (Logo And Color Scheme)

Historical NAV web page

•      Allows provides historical NAV information for a specified period of time and for a specified fund

o  Customizable Look And Feel (Logo And Color Scheme)

Online New Accounts

•   Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

•   E-Signature capability

Basic Web Package fees:

               $7,500 initial installation charge

               $2,500 annual maintenance invoiced annually in advance

Premium Web Package Fees (Additional Charge):

               $5,000 initial installation charge

               $1,500 annual maintenance invoiced annually in advance

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-10

CHANGING PARAMETERS FUND

FEES AND EXPENSES

6.    IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee                         $15.00 / account*

*Includes a Bank Custody Fee.

7.    SPECIAL REPORTS CHARGES

        All special reports and/or analyses requested by the Trust, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

        GFS Senior Staff                 $150.00 / hour

        GFS Junior Staff                 $ 75.00 / hour

        MIS Staff                             $200.00 / hour

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Transfer Agency and Service Agreement dated May 19, 2005, this 22nd day of June, 2006.

NORTHERN LIGHTS FUND TRUST              GEMINI FUND SERVICES, LLC

By:__/s/ Andrew Rogers___________           By:_/s/ Emile R. Molineaux___________

Andrew Rogers, President                                          Emile R. Molineaux, Senior Vice President